UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  June 2, 2016

COMMERCE UNION BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

(a)

Annual Meeting. On June 2, 2016, Commerce Union Bancshares, Inc. (the “Company”) held its annual meeting of shareholders. As of the record date, there were 7,571,707 shares entitled to vote, of which 5,746,756.71 shares, or 75.9%, were voted in person or by proxy at the Annual Meeting. Results of the proposals voted upon are set forth below.

(b)

Election of Directors. Shareholders elected the following three Class II directors to serve a three-year term expiring at the 2019 annual meeting or until their respective successors are elected and qualified. The results of the elections are indicated below.

Name	Votes For	Votes Against	Abstentions	Broker Non- Votes
Homayoun Aminmadani	4,571,834.82	70,187.89	0	1,104,734
Charles Trimble (Trim) Beasley	4,641,145.71	877.00	0	1,104,734
Don Richard Sloan	4,631,245.12	10,777.60	0	1,104,734

(c)

Ratification of Independent Registered Public Accounting Firm.  Shareholders approved the proposal to ratify the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,745,838.71	50	868	0

Item 8.01          Other Events.

On June 3, 2016, the Company issued a press release announcing the results of the annual meeting of shareholders and the information presented to shareholders in attendance. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE UNION BANCSHARES, INC.

Date: June 3, 2016
/s/ William R. DeBerry
William R. DeBerry
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 3, 2016